CONSENT OF EXPERT

June 30, 2025

VIA EDGAR

United States Securities and Exchange Commission

Re: Taseko Mines Limited (the "Company")

Registration Statement on Form F-10

I, Richard Weymark, P.Eng., MBA, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical reports (the “Technical Reports”):

  “Technical Report on the Mineral Reserve Update at the Gibraltar Mine, British Columbia, Canada” dated March 30, 2022 with an effective date of March 15, 2022;

  “Technical Report on the Mineral Reserve Update at the Yellowhead Copper Project, British Columbia, Canada” dated January 16, 2020 with an effective date of January 16, 2020; and

  “NI 43-101 Technical Report Florence Copper Project, Pinal County, Arizona” dated March 30, 2023 with an effective date of March 15, 2023.

and to references to the Technical Reports, or portions thereof, in the Registration Statement and the documents incorporated therein by reference and to the inclusion and incorporation by reference of the information derived from the Technical Reports related to me in the Registration Statement.  This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Richard Weymark

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Richard Weymark, P.Eng., MBA